SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                  FORM 8-A12G/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   GARMIN LTD.
             (Exact name of Registrant as specified in its charter)


    CAYMAN ISLANDS                                            98-0229227
(State of incorporation                                    (I.R.S. Employer
   or organization)                                        Identification No.)


P.O. BOX 30464SMB
5TH FLOOR, HARBOUR PLACE
103 SOUTH CHURCH STREET
GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS                  NOT APPLICABLE
(Address of principal executive offices)                   (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ] Not Applicable.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

     Securities Act registration statement file number to which this form relates: Not applicable.

     Securities to be registered pursuant to Section 12(b) of the Act: None

     Securities to be registered pursuant to Section 12(g) of the Act:

             Rights to Purchase Series A Preferred Shares

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

     This Amendment No. 1 amends the Registrant's Registration Statement on Form 8-A dated June 10, 2005 (the "Registration Statement") in connection with the Registrant's registration of the Rights to Purchase Series A Preferred Shares ("Rights").

     This Amendment No. 1 is being filed to include as an exhibit to this Registration Statement the Amendment dated as of November 7, 2005 (the "Amendment") to the Rights Agreement (the "Rights Agreement") between the Company and UMB Bank, n.a., dated as of October 25, 2001. The Amendment is for the purposes of clarifying a possible ambiguity and correcting certain typographical errors contained in the Rights Agreement. Except as amended hereby, there are no other changes to the Registration Statement.

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               No changes.

ITEM 2.        EXHIBITS.

  1.1 Amendment dated as of November 7, 2005 to the Rights Agreement dated as of October 25, 2001 between the Company and UMB Bank, n.a.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    GARMIN LTD.



Date:  November 11, 2005            By:   /s/ Andrew R. Etkind
                                        ---------------------------------
                                          Andrew R. Etkind
                                          General Counsel and Secretary

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION

   1.1 Amendment dated as of November 7, 2005 to the Rights Agreement dated as of October 25, 2001 between the Company and UMB Bank, n.a.